EXHIBIT (17)(d)


PROXY CARD                                                            PROXY CARD

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                            Science & Technology Fund

           SPECIAL MEETING OF SHAREHOLDERS ____________________, 2002

         This Proxy is Solicited on Behalf of the Board of Directors. The undersigned revoke(s) all previous proxies and appoint(s) ____________________, _____________________ or __________________ or either one of them, attorneys, with full power of substitution, to vote all shares of Science & Technology Fund, a series of First American Investment Funds, Inc. ("FAIF"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Science & Technology Fund to be held at the offices of FAIF at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on Tuesday, May 14, 2002 at 10:00 a.m. Central time, and at any adjournments or postponements thereof.

         I (we) acknowledge receipt of the Notice of Special Meeting of Shareholders, the Prospectus/Proxy Statement and the various accompanying materials, as referenced in the Prospectus/Proxy Statement relating to the proposed reorganization of Science & Technology Fund with and into Technology Fund, a separate series of FAIF.

                  VOTE VIA FACSIMILE: ____________________________
                  VOTE VIA THE INTERNET: _________________________
                  VOTE VIA THE TELEPHONE: 1-800-__________________

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                       CONTROL NUMBER: __________________
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NOTE: Please sign your name exactly as it appears in the registration on the proxy card. If signing for an estate, trust or corporation, please state your title or capacity. If joint owners, EITHER may sign.


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                       Signature and Title, if applicable


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                                      Date


      PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN
               IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [X]
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
As to any other matter, said attorneys will vote in accordance with their best judgment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.



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1.       To approve an Agreement and Plan of      FOR      AGAINST     ABSTAIN
         Reorganization, attached to the
         Prospectus/Proxy Statement for the       [__]       [__]        [__]
         Special Meeting, which provides for
         and contemplates (a) the acquisition
         of all of the assets of Science &
         Technology Fund by Technology Fund
         and the assumption of all identified
         and stated liabilities of Science &
         Technology Fund by Technology Fund
         in exchange for shares of Technology
         Fund and (b) the subsequent
         liquidation of Science & Technology
         Fund and the pro rata distribution
         of Technology Fund shares to Science
         & Technology Fund shareholders.
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2.       To transact such other business as
         may properly come before the Special
         Meeting or any adjournment or
         postponements thereof.
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Please refer to the Prospectus/Proxy Statement for a discussion of this matter. Check here if you plan to attend the Special Meeting. __________

        PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE
                         POSTAGE-PAID ENVELOPE PROVIDED.